Exhibit 3

JOINT FILING AGREEMENT

The undersigned agree that the statement on Schedule 13D with respect to the Common Stock, par value $0.001 per share, of Dune Energy, Inc., dated as of December 6, 2012, is, and any amendments thereto (including amendments on Schedule 13G) signed by each of the undersigned shall be, filed on behalf of each of them pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended.

DATED: December 6, 2012

Zell Credit Opportunities masteR Fund, L.P.

Zell Credit Opportunities SIDE Fund, L.P.

Each by: CHAI TRUST COMPANY, LLC

Its: General Partner

By: /s/ Philip G. Tinkler
Philip G. Tinkler
Chief Financial Officer

CHAI TRUST COMPANY, LLC

By: /s/ Philip G. Tinkler
Philip G. Tinkler
Chief Financial Officer

Zell Credit Opportunities (GenPar), L.L.C.

By: /s/ Philip G. Tinkler
Philip G. Tinkler
Vice President

EGI INVESTMENT MANAGER, L.L.C.

By: /s/ Philip G. Tinkler
Philip G. Tinkler
Vice President

SZ INVESTMENTS, L.L.C.

By: /s/ Philip G. Tinkler
Philip G. Tinkler
Vice President